Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Form S-3 dated June 5, 2020 of Akers Biosciences, Inc. and the related Prospectus included therein, of our report dated March 24, 2020, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K for the year ended December 31, 2019 of Akers Biosciences, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

June 5, 2020